Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
ROBERT G. BUTTERFIELD, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Net Income of $45.5 Million, or $1.31 Per Diluted Share, for Second Quarter 2025;
Declares Quarterly Cash Dividend of $0.48 Per Share

Walla Walla, WA - July 16, 2025 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, today reported net income of $45.5 million, or $1.31 per diluted share, for the second quarter of 2025, compared to $45.1 million, or $1.30 per diluted share, for the preceding quarter and $39.8 million, or $1.15 per diluted share, for the second quarter of 2024. Net interest income was $144.4 million for the second quarter of 2025, compared to $141.1 million in the preceding quarter and $132.5 million for the second quarter a year ago. The increase in net interest income compared to the preceding quarter reflects an increase in both the yield and average balance of interest-earning assets, partially offset by an increase in funding costs. The increase in net interest income compared to the prior year quarter also reflects an increase in both the yield and average balance of interest-earning assets as well as a decrease in overall funding costs. Second quarter 2025 results included a $4.8 million provision for credit losses, compared to $3.1 million in the preceding quarter and $2.4 million in the second quarter of 2024. Net income was $90.6 million, or $2.61 per diluted share, for the six months ended June 30, 2025, compared to net income of $77.4 million, or $2.24 per diluted share, for the six months ended June 30, 2024. Banner’s results for the six months ended June 30, 2025 include a $7.9 million provision for credit losses, a $3,000 net loss on the sale of securities and a $403,000 net increase in the fair value adjustments on financial instruments carried at fair value, compared to a $2.9 million provision for credit losses, a $5.5 million net loss on the sale of securities and a $1.2 million net decrease in the fair value adjustments on financial instruments carried at fair value during the same period in 2024.
Banner announced that its Board of Directors declared a regular quarterly cash dividend of $0.48 per share payable August 15, 2025, to common shareholders of record on August 5, 2025.
“Banner’s second quarter performance highlights the strength of our super community bank strategy, which focuses on building client relationships, preserving a strong funding base, and delivering exceptional service while sustaining a moderate risk profile,” said Mark Grescovich, President and CEO. “Our earnings for the second quarter of 2025 benefited from solid year over year loan growth as well as higher yields on interest-earning assets. This benefit was partially offset by higher funding costs. The strategic investments we have made continue to enhance our operation and position Banner well for long-term success. Banner’s credit metrics continue to be strong, our reserve for loan losses remains solid, and our capital base continues to be robust. We also continue to benefit from a strong core deposit base, with core deposits representing 89% of total deposits at quarter-end. For 134 years, Banner has upheld its core values and remained committed to doing the right thing for our clients, communities, colleagues, company and shareholders, while delivering strength and consistency through all economic cycles and change events.”
At June 30, 2025, Banner, on a consolidated basis, had $16.44 billion in assets, $11.53 billion in net loans and $13.53 billion in deposits. Banner operates 135 full-service branch offices, including branches located in eight of the top 20 largest western Metropolitan Statistical Areas by population.

BANR - Second Quarter 2025 Results
July 16, 2025

Second Quarter 2025 Highlights
•Net interest margin, on a tax equivalent basis, was 3.92% for both the current and preceding quarters, compared to 3.70% in the second quarter a year ago.
•Revenue was $162.2 million for the second quarter of 2025, compared to $160.2 million in the preceding quarter and increased 8% from $149.7 million in the second quarter a year ago.
•Adjusted revenue* (the total of net interest income and total non-interest income adjusted for the net gain or loss on the sale of securities, the net change in valuation of financial instruments, and losses incurred on building and lease exits) was $163.0 million in the second quarter of 2025, compared to $159.9 million in the preceding quarter and increased 8% from $150.5 million in the second quarter a year ago.
•Net interest income was $144.4 million in the second quarter of 2025, compared to $141.1 million in the preceding quarter and increased 9% from $132.5 million in the second quarter a year ago.
•Mortgage banking operations revenue was $3.2 million for the second quarter of 2025, compared to $3.1 million in the preceding quarter and $3.0 million in the second quarter a year ago.
•Return on average assets was 1.13%, compared to 1.15% in the preceding quarter and 1.02% in the second quarter a year ago.
•Net loans receivable increased 2% to $11.53 billion at June 30, 2025, compared to $11.28 billion at March 31, 2025, and increased 5% compared to $10.99 billion at June 30, 2024.
•Non-performing assets were $49.8 million, or 0.30% of total assets, at June 30, 2025, compared to $42.7 million, or 0.26% of total assets, at March 31, 2025 and $33.3 million, or 0.21% of total assets, at June 30, 2024.
•The allowance for credit losses - loans was $160.5 million, or 1.37% of total loans receivable, as of June 30, 2025, compared to $157.3 million, or 1.38% of total loans receivable, as of March 31, 2025 and $152.8 million, or 1.37% of total loans receivable, as of June 30, 2024.
•Total deposits decreased to $13.53 billion at June 30, 2025, compared to $13.59 billion at March 31, 2025, and increased 3% compared to $13.08 billion at June 30, 2024.
•Core deposits represented 89% of total deposits at June 30, 2025.
•Dividends paid to shareholders were $0.48 per share in the quarter ended June 30, 2025.
•Common shareholders’ equity per share increased 1% to $53.95 at June 30, 2025, compared to $53.16 at the preceding quarter end, and increased 10% from $49.07 at June 30, 2024.
•Tangible common shareholders’ equity per share* increased 2% to $43.09 at June 30, 2025, compared to $42.27 at the preceding quarter end, and increased 13% from $38.12 at June 30, 2024.

*Non-GAAP (Generally Accepted Accounting Principles) financial measure; See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a reconciliation of non-GAAP financial measures.

Income Statement Review
Net interest income was $144.4 million in the second quarter of 2025, compared to $141.1 million in the preceding quarter and $132.5 million in the second quarter a year ago. Net interest margin, on a tax equivalent basis, was 3.92% for both the second quarter of 2025 and the preceding quarter, and increased 22 basis points compared to 3.70% in the second quarter a year ago. Net interest margin for the current quarter benefited from higher yields on interest earning assets.
Interest income was $200.3 million in the second quarter of 2025, compared to $193.9 million in the preceding quarter and $189.1 million in the second quarter a year ago. Average yields on interest-earning assets increased five basis points to 5.40% for the second quarter of 2025, compared to 5.35% for the preceding quarter, and increased 15 basis points compared to 5.25% in the second quarter a year ago, primarily due to increases in average loan yields. Average loan yields increased five basis points to 6.12%, compared to 6.07% in the preceding quarter, and increased 16 basis points compared to 5.96% in the second quarter a year ago. The increase in average loan yields during the current quarter primarily reflects new loans being originated at higher interest rates and adjustable rate loans repricing higher.
Interest expense was $55.9 million in the second quarter of 2025, compared to $52.8 million in the preceding quarter and $56.6 million in the second quarter a year ago. Total deposit costs were 1.47% in both the second quarter of 2025 and the preceding quarter and decreased three basis points compared to 1.50% in the second quarter a year ago. The decrease in deposit costs in the current quarter compared to the same quarter a year ago was primarily due to the interest rate declines in the second half of 2024. The average rate paid on borrowings increased 15 basis points to 4.47% in the second quarter of 2025, compared to 4.32% in the preceding quarter, and decreased compared to 5.07% in the second quarter a year ago, primarily due to the decreases in market interest rates. The total cost of funding liabilities increased five basis points to 1.60% in the second quarter of 2025, compared to 1.55% in the preceding quarter, primarily due to an increase in the average balance of FHLB advances to temporarily fund loan growth, and decreased compared to 1.66% in the second quarter a year ago, primarily due to deposit interest rate declines.
A $4.8 million provision for credit losses was recorded in the current quarter (comprised of a $4.2 million provision for credit losses - loans, a $588,000 provision for credit losses - unfunded loan commitments and a $6,000 provision for credit losses - held-to-maturity debt securities). This compares to a $3.1 million provision for credit losses in the prior quarter (comprised of a $4.5 million provision for credit losses - loans, a $1.4 million recapture of provision for credit losses - unfunded loan commitments and a $10,000 recapture of provision for credit losses - held-to-maturity debt securities) and a $2.4 million provision for credit losses in the second quarter a year ago (comprised of a $2.0 million provision for credit losses - loans, a $430,000 provision for credit losses - unfunded loan commitments and a $14,000 recapture of provision for credit losses - held-to-maturity debt securities). The provision for credit losses recorded in the current quarter primarily reflected loan growth, as well as risk rating migration which impacted the overall estimated reserve requirements.

BANR - Second Quarter 2025 Results
July 16, 2025

Total non-interest income was $17.8 million in the second quarter of 2025, compared to $19.1 million in the preceding quarter and $17.2 million in the second quarter a year ago. The decrease in non-interest income during the current quarter compared to the preceding quarter was primarily due to a $1.1 million decrease in miscellaneous income, primarily due to losses incurred on building and lease exits during the current quarter. The increase in non-interest income during the current quarter compared to the prior year quarter was primarily due to a $559,000 decrease in the net loss recognized on the sale of securities and a $278,000 increase in the fair value adjustments on financial instruments carried at fair value during the current quarter, partially offset by the decrease in miscellaneous income. Total non-interest income was $36.9 million for the six months ended June 30, 2025, compared to $28.8 million for the same period a year earlier.
Mortgage banking operations revenue was $3.2 million in the second quarter of 2025, compared to $3.1 million in the preceding quarter and $3.0 million in the second quarter a year ago. The volume of one- to four-family loans sold during the current quarter decreased compared to the preceding quarter and increased compared to the prior year quarter. Home purchase activity accounted for 85% of one- to four-family mortgage loan originations in the second quarter of 2025, 84% in the preceding quarter and 89% in the second quarter of 2024.
Total non-interest expense was $101.3 million in both the second quarter of 2025 and the preceding quarter and was $98.1 million in the second quarter of 2024. Non-interest expense for the current quarter compared to the previous quarter reflects a $629,000 increase in salary and employee benefits, primarily resulting from increased loan commissions and normal salary and wage increases, a $571,000 increase in information and computer data services, primarily due to increases in computer software expenses, and a $497,000 increase in advertising and marketing expenses, primarily due to increases in printed media marketing and community development expenses, offset by a $1.6 million increase in capitalized loan origination costs. In addition, the current quarter included $834,000 of building and lease exit costs. The increase in non-interest expense for the current quarter compared to the same quarter a year ago primarily reflects increases in salary and employee benefits, information and computer data services and professional and legal expenses. For the six months ended June 30, 2025, total non-interest expense was $202.6 million, compared to $195.8 million for the six months ended June 30, 2024. Banner’s efficiency ratio was 62.50% for the second quarter of 2025, compared to 63.21% in the preceding quarter and 65.53% in the same quarter a year ago. Banner’s adjusted efficiency ratio, a non-GAAP financial measure, was 60.28% for the second quarter of 2025, compared to 62.18% in the preceding quarter and 63.60% in the year ago quarter. See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a discussion and reconciliation of non-GAAP financial measures.
Balance Sheet Review
Total assets were $16.44 billion at June 30, 2025, up from $16.17 billion at March 31, 2025 and $15.82 billion at June 30, 2024. The increase compared to the prior quarter was primarily due to increases in total loans receivable, partially offset by decreases in securities. Securities and interest-bearing deposits held at other banks totaled $3.29 billion at June 30, 2025, compared to $3.33 billion at March 31, 2025 and $3.27 billion at June 30, 2024. The average effective duration of the securities portfolio was approximately 6.6 years at June 30, 2025, compared to 6.5 years at June 30, 2024.
Total loans receivable were $11.69 billion at June 30, 2025, up from $11.44 billion at March 31, 2025 and $11.14 billion at June 30, 2024. Commercial real estate loans increased 4% to $3.97 billion at June 30, 2025, compared to $3.84 billion at March 31, 2025, and increased 7% compared to $3.72 billion at June 30, 2024. The increase in commercial real estate loans from March 31, 2025 was primarily the result of new loan production and the year over year increase was a combination of both new loan production and the conversion of commercial construction loans to the commercial real estate portfolio upon the completion of the construction phase. Multifamily real estate loans decreased 2% to $860.7 million at June 30, 2025, compared to $877.7 million at March 31, 2025, and increased 20% compared to $717.1 million at June 30, 2024. The increase from June 30, 2024 was primarily the result of the conversion of multifamily construction loans to the multifamily portfolio upon the completion of the construction phase. Commercial business loans increased 3% to $2.47 billion at June 30, 2025, compared to $2.41 billion at March 31, 2025 and increased 4% compared to $2.37 billion at June 30, 2024, primarily due to new loan production.
Loans held for sale were $37.7 million at June 30, 2025, compared to $24.5 million at March 31, 2025 and $13.4 million at June 30, 2024. One- to four- family residential mortgage held for sale loans sold in the current quarter totaled $104.6 million, compared to $108.1 million in the preceding quarter and $94.9 million in the second quarter a year ago. The increase in loans held for sale compared to the preceding and prior year quarters was primarily the result of increased originations of one- to four- family residential mortgage loans held for sale, with originations outpacing loan sales during the quarter.
Total deposits were $13.53 billion at June 30, 2025, compared to $13.59 billion at March 31, 2025 and $13.08 billion a year ago. Core deposits decreased to $12.05 billion at June 30, 2025, compared to $12.09 billion at March 31, 2025, and increased 4% compared to $11.55 billion at June 30, 2024. The increase compared to the prior year quarter primarily reflects increases in interest-bearing transaction and savings accounts. Core deposits were 89% of total deposits at both June 30, 2025 and March 31, 2025, compared to 88% at June 30, 2024. Certificates of deposit decreased to $1.48 billion at June 30, 2025, compared to $1.50 billion at March 31, 2025, and decreased 3% from $1.53 billion a year earlier. The decreases were principally due to decreases in brokered deposits.
FHLB advances were $565.0 million at June 30, 2025, compared to $168.0 million at March 31, 2025 and $398.0 million a year ago. The increase in FHLB advances were primarily used to fund loan growth. At June 30, 2025, off-balance sheet liquidity included additional borrowing capacity of $2.74 billion at the FHLB and $1.62 billion at the Federal Reserve, as well as federal funds line of credit agreements with other financial institutions of $125.0 million.
The balance of our outstanding subordinated debt was paid off during the second quarter of 2025. Subordinated notes, net of issuance costs, were $80.4 million at March 31, 2025, and $89.6 million at June 30, 2024.

BANR - Second Quarter 2025 Results
July 16, 2025

At June 30, 2025, total common shareholders’ equity was $1.87 billion or 11.35% of total assets, compared to $1.83 billion or 11.34% of total assets at March 31, 2025, and $1.69 billion or 10.69% of total assets at June 30, 2024. The increase at June 30, 2025 compared to March 31, 2025 was due to a $28.7 million increase in retained earnings resulting from $45.5 million in net income, partially offset by the accrual of $16.8 million of cash dividends during the second quarter of 2025. At June 30, 2025, tangible common shareholders’ equity, a non-GAAP financial measure, was $1.49 billion, or 9.28% of tangible assets, compared to $1.46 billion, or 9.23% of tangible assets, at March 31, 2025, and $1.31 billion, or 8.51% of tangible assets, a year ago. See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a reconciliation of non-GAAP financial measures.
Banner and Banner Bank continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized.” At June 30, 2025, Banner’s estimated common equity Tier 1 capital ratio was 12.63%, its estimated Tier 1 leverage capital to average assets ratio was 11.29%, and its estimated total capital to risk-weighted assets ratio was 14.51%. These regulatory capital ratios are estimates, pending completion and filing of Banner’s regulatory reports.
Credit Quality
The allowance for credit losses - loans was $160.5 million, or 1.37% of total loans receivable and 373% of non-performing loans, at June 30, 2025, compared to $157.3 million, or 1.38% of total loans receivable and 404% of non-performing loans, at March 31, 2025, and $152.8 million, or 1.37% of total loans receivable and 498% of non-performing loans, at June 30, 2024. In addition to the allowance for credit losses - loans, Banner maintains an allowance for credit losses - unfunded loan commitments, which was $12.8 million at June 30, 2025, compared to $12.2 million at March 31, 2025, and $14.0 million at June 30, 2024. Net loan charge-offs totaled $1.0 million in the second quarter of 2025, compared to net loan charge-offs of $2.7 million and $245,000 in the in the preceding quarter and second quarter a year ago, respectively. Non-performing loans were $43.0 million at June 30, 2025, compared to $39.0 million at March 31, 2025, and $30.7 million a year ago. Substandard loans were $189.5 million as of June 30, 2025, compared to $197.8 million as of March 31, 2025 and $122.0 million a year ago. Total non-performing assets were $49.8 million, or 0.30% of total assets, at June 30, 2025, compared to $42.7 million, or 0.26% of total assets, at March 31, 2025, and $33.3 million, or 0.21% of total assets, a year ago.

Conference Call
Banner will host a conference call on Thursday, July 17, 2025, at 8:00 a.m. PDT, to discuss its second quarter results. Interested investors may listen to the call live at www.bannerbank.com. Investment professionals are invited to dial (833) 470-1428 using access code 859937 to participate in the call. A replay of the call will be available at www.bannerbank.com.
About the Company
Banner Corporation is a $16.44 billion bank holding company operating a commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

BANR - Second Quarter 2025 Results
July 16, 2025

Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner. Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
Forward-looking statements may relate to, among other things, future financial performance, strategic plans or objectives, revenues or earnings projections, and other financial or operational information. These statements are inherently subject to numerous risks and uncertainties, including ongoing market volatility and evolving global conditions, which may cause actual results to differ materially from those expressed or implied. These factors include, but are not limited to: (1) adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of labor shortages, elevated inflation, recessionary pressures, or slowing economic growth; (2) changes in interest rate levels and the duration of such changes, including actions by the Federal Reserve, which could materially affect our net interest margin, funding costs, asset values, access to capital and liquidity; (3) the impact of inflation and monetary and fiscal policy responses thereto, and their impact on consumer and business behavior; (4) geopolitical developments and international conflicts, including but not limited to tensions or instability in Eastern Europe, the Middle East, and Asia, or the imposition of new or increased tariffs and trade restrictions, which may disrupt financial markets, global supply chains, energy prices, or economic activity in specific industry sectors, including, but not limited to, agriculture-based lending; (5) the effects of a federal government shutdown, debt ceiling standoff, or other fiscal policy uncertainty; (6) the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; (7) expectations regarding key growth initiatives and strategic priorities; (8) credit risks from lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses, which could necessitate additional provisions for credit losses, resulting both from loans originated and loans acquired from other financial institutions; (9) results of examinations by regulatory authorities, which could result in the imposition of penalties, required changes to our business practices, or additional reserves; (10) competitive pressures among depository and non-depository institutions affecting pricing, market share or product offerings; (11) fluctuations in real estate values; (12) the ability to adapt to rapid technological changes, including advancements in artificial intelligence, digital banking, and cybersecurity; (13) vulnerabilities in information systems or third-party service providers, including disruptions, breaches, or attacks; (14) market volatility or deterioration in capital markets affecting liquidity, valuations, or investor confidence; (15) the costs, effects and outcomes of litigation or other legal proceedings involving the Company; (16) legislation or regulatory changes, including but not limited to shifts in capital requirements, banking regulation, tax laws, or consumer protection laws; (17) climate-related risks and natural disasters, which may affect loan collateral, operations, or compliance obligations; (18) changes in accounting principles, policies or guidelines; (19) the impact of future acquisitions or business combinations, including related goodwill impairment risks and integration challenges; (20) effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; (21) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and (22) other risks detailed from time to time in Banner’s other reports filed with and furnished to the Securities and Exchange Commission including Banner’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

BANR - Second Quarter 2025 Results
July 16, 2025

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
INTEREST INCOME:
Loans receivable	$175,373	$168,677	$161,191	$344,050	$317,666
Mortgage-backed securities	15,416	15,744	16,708	31,160	33,642
Securities and cash equivalents	9,470	9,447	11,239	18,917	22,518
Total interest income	200,259	193,868	189,138	394,127	373,826
INTEREST EXPENSE:
Deposits	49,316	48,737	48,850	98,053	93,463
Federal Home Loan Bank (FHLB) advances	3,370	860	3,621	4,230	6,593
Other borrowings	675	694	1,160	1,369	2,335
Subordinated debt	2,499	2,494	2,961	4,993	5,930
Total interest expense	55,860	52,785	56,592	108,645	108,321
Net interest income	144,399	141,083	132,546	285,482	265,505
PROVISION FOR CREDIT LOSSES	4,795	3,139	2,369	7,934	2,889
Net interest income after provision for credit losses	139,604	137,944	130,177	277,548	262,616
NON-INTEREST INCOME:
Deposit fees and other service charges	10,835	10,769	10,590	21,604	21,612
Mortgage banking operations	3,226	3,103	3,006	6,329	5,341
Bank-owned life insurance	2,384	2,575	2,367	4,959	4,604
Miscellaneous	1,221	2,346	1,988	3,567	3,880
	17,666	18,793	17,951	36,459	35,437
Net loss on sale of securities	(3)	—	(562)	(3)	(5,465)
Net change in valuation of financial instruments carried at fair value	88	315	(190)	403	(1,182)
Total non-interest income	17,751	19,108	17,199	36,859	28,790
NON-INTEREST EXPENSE:
Salary and employee benefits	65,486	64,857	63,831	130,343	126,200
Less capitalized loan origination costs	(4,924)	(3,330)	(4,639)	(8,254)	(8,315)
Occupancy and equipment	12,256	12,097	12,128	24,353	24,590
Information and computer data services	8,199	7,628	7,240	15,827	14,560
Payment and card processing services	5,899	5,750	5,691	11,649	11,401
Professional and legal expenses	2,271	2,430	1,201	4,701	2,731
Advertising and marketing	1,087	590	1,198	1,677	2,277
Deposit insurance	2,800	2,797	2,858	5,597	5,667
State and municipal business and use taxes	1,416	1,454	1,394	2,870	2,698
Real estate operations, net	392	(61)	297	331	77
Amortization of core deposit intangibles	455	456	724	911	1,447
Miscellaneous	6,011	6,591	6,205	12,602	12,436
Total non-interest expense	101,348	101,259	98,128	202,607	195,769
Income before provision for income taxes	56,007	55,793	49,248	111,800	95,637
PROVISION FOR INCOME TAXES	10,511	10,658	9,453	21,169	18,283
NET INCOME	$45,496	$45,135	$39,795	$90,631	$77,354
Earnings per common share:
Basic	$1.31	$1.31	$1.15	$2.62	$2.25
Diluted	$1.31	$1.30	$1.15	$2.61	$2.24
Cumulative dividends declared per common share	$0.48	$0.48	$0.48	$0.96	$0.96
Weighted average number of common shares outstanding:
Basic	34,627,433	34,509,815	34,488,163	34,568,948	34,439,863
Diluted	34,738,948	34,778,687	34,537,012	34,761,044	34,539,620
Increase in common shares outstanding	94,022	30,140	60,531	124,162	107,383

BANR - Second Quarter 2025 Results
July 16, 2025

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Jun 30, 2024	Prior Qtr	Prior Yr Qtr
ASSETS
Cash and due from banks	$239,339	$213,574	$203,402	$195,163	12%	23%
Interest-bearing deposits	244,009	228,371	298,456	52,295	7%	367%
Total cash and cash equivalents	483,348	441,945	501,858	247,458	9%	95%
Securities - available for sale, amortized cost $2,372,331, $2,426,395, $2,460,262 and $2,572,544, respectively	2,064,581	2,108,945	2,104,511	2,197,693	(2)%	(6)%
Securities - held to maturity, fair value $801,838, $819,261, $825,528 and $852,709, respectively	981,312	991,796	1,001,564	1,023,028	(1)%	(4)%
Total securities	3,045,893	3,100,741	3,106,075	3,220,721	(2)%	(5)%
FHLB stock	35,151	17,286	22,451	27,311	103%	29%
Loans held for sale	37,651	24,536	32,021	13,421	53%	181%
Loans receivable	11,690,373	11,438,796	11,354,656	11,143,848	2%	5%
Allowance for credit losses – loans	(160,501)	(157,323)	(155,521)	(152,848)	2%	5%
Net loans receivable	11,529,872	11,281,473	11,199,135	10,991,000	2%	5%
Accrued interest receivable	64,729	63,987	60,885	67,520	1%	(4)%
Property and equipment, net	117,175	119,649	124,589	126,465	(2)%	(7)%
Goodwill	373,121	373,121	373,121	373,121	—%	—%
Other intangibles, net	2,147	2,602	3,058	4,237	(17)%	(49)%
Bank-owned life insurance	316,365	313,942	312,549	307,948	1%	3%
Operating lease right-of-use assets	38,754	37,134	39,998	39,628	4%	(2)%
Other assets	392,963	394,396	424,297	397,364	—%	(1)%
Total assets	$16,437,169	$16,170,812	$16,200,037	$15,816,194	2%	4%
LIABILITIES
Deposits:
Non-interest-bearing	$4,504,491	$4,571,598	$4,591,543	$4,537,803	(1)%	(1)%
Interest-bearing transaction and savings accounts	7,545,028	7,517,617	7,423,183	7,016,327	—%	8%
Interest-bearing certificates	1,477,772	1,504,050	1,499,672	1,525,133	(2)%	(3)%
Total deposits	13,527,291	13,593,265	13,514,398	13,079,263	—%	3%
Advances from FHLB	565,000	168,000	290,000	398,000	236%	42%
Other borrowings	117,112	130,588	125,257	165,956	(10)%	(29)%
Subordinated notes, net	—	80,389	80,278	89,561	(100)%	(100)%
Junior subordinated debentures at fair value	73,366	67,711	67,477	66,831	8%	10%
Operating lease liabilities	41,696	40,466	43,472	44,056	3%	(5)%
Accrued expenses and other liabilities	200,194	210,771	258,070	235,515	(5)%	(15)%
Deferred compensation	46,846	46,169	46,759	46,246	1%	1%
Total liabilities	14,571,505	14,337,359	14,425,711	14,125,428	2%	3%
SHAREHOLDERS’ EQUITY
Common stock	1,309,004	1,308,967	1,307,509	1,302,236	—%	1%
Retained earnings	801,082	772,412	744,091	686,079	4%	17%
Accumulated other comprehensive loss	(244,422)	(247,926)	(277,274)	(297,549)	(1)%	(18)%
Total shareholders’ equity	1,865,664	1,833,453	1,774,326	1,690,766	2%	10%
Total liabilities and shareholders’ equity	$16,437,169	$16,170,812	$16,200,037	$15,816,194	2%	4%
Common Shares Issued:
Shares outstanding at end of period	34,583,994	34,489,972	34,459,832	34,455,752
Common shareholders’ equity per share (1)	$53.95	$53.16	$51.49	$49.07
Common shareholders’ tangible equity per share (1) (2)	$43.09	$42.27	$40.57	$38.12
Common shareholders’ equity to total assets	11.35%	11.34%	10.95%	10.69%
Common shareholders’ tangible equity to tangible assets (2)	9.28%	9.23%	8.84%	8.51%
Consolidated Tier 1 leverage capital ratio	11.29%	11.22%	11.05%	10.80%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)	Common shareholders’ tangible equity and tangible assets exclude goodwill and other intangible assets. These ratios represent non-GAAP financial measures. See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a reconciliation of non-GAAP financial measures.

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOANS					Percentage Change
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Jun 30, 2024	Prior Qtr	Prior Yr Qtr
Commercial real estate (CRE):
Owner-occupied	$1,125,249	$1,020,829	$1,027,426	$950,922	10%	18%
Investment properties	1,625,001	1,598,387	1,623,672	1,536,142	2%	6%
Small balance CRE	1,223,477	1,217,458	1,213,792	1,234,302	—%	(1)%
Multifamily real estate	860,700	877,716	894,425	717,089	(2)%	20%
Construction, land and land development:
Commercial construction	159,222	146,467	122,362	173,296	9%	(8)%
Multifamily construction	568,058	618,942	513,706	663,989	(8)%	(14)%
One- to four-family construction	551,806	504,265	514,220	490,237	9%	13%
Land and land development	417,474	396,009	369,663	352,184	5%	19%
Commercial business:
Commercial business	1,318,483	1,283,754	1,318,333	1,298,134	3%	2%
Small business scored	1,152,531	1,122,550	1,104,117	1,074,465	3%	7%
Agricultural business, including secured by farmland:
Agricultural business, including secured by farmland	345,742	334,899	340,280	334,583	3%	3%
One- to four-family residential	1,610,133	1,600,283	1,591,260	1,603,266	1%	—%
Consumer:
Consumer—home equity revolving lines of credit	639,757	620,483	625,680	611,739	3%	5%
Consumer—other	92,740	96,754	95,720	103,500	(4)%	(10)%
Total loans receivable	$11,690,373	$11,438,796	$11,354,656	$11,143,848	2%	5%
Loans 30 - 89 days past due and on accrual	$10,786	$37,339	$26,824	$11,850
Total delinquent loans (including loans on non-accrual), net	$47,764	$71,927	$55,432	$32,081
Total delinquent loans / Total loans receivable	0.41%	0.63%	0.49%	0.29%

LOANS BY GEOGRAPHIC LOCATION						Percentage Change
	Jun 30, 2025		Mar 31, 2025	Dec 31, 2024	Jun 30, 2024	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount
Washington	$5,438,285	47%	$5,260,906	$5,245,886	$5,182,378	3%	5%
California	3,010,678	26%	2,927,835	2,861,435	2,787,190	3%	8%
Oregon	2,141,185	17%	2,122,953	2,113,229	2,072,153	1%	3%
Idaho	671,217	6%	665,625	665,158	641,209	1%	5%
Utah	70,474	1%	88,858	82,459	80,295	(21)%	(12)%
Other	358,534	3%	372,619	386,489	380,623	(4)%	(6)%
Total loans receivable	$11,690,373	100%	$11,438,796	$11,354,656	$11,143,848	2%	5%

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOAN ORIGINATIONS	Quarters Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024
Commercial real estate	$216,189	$37,041	$102,258
Multifamily real estate	13,065	9,555	2,774
Construction and land	411,210	287,565	546,675
Commercial business	203,656	103,739	167,168
Agricultural business	14,414	12,765	22,255
One-to four-family residential	5,491	5,139	34,498
Consumer	102,600	80,030	120,470
Total loan originations (excluding loans held for sale)	$966,625	$535,834	$996,098

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

CHANGE IN THE ALLOWANCE FOR CREDIT LOSSES – LOANS	Quarters Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024
Balance, beginning of period	$157,323	$155,521	$151,140
Provision for credit losses – loans	4,201	4,549	1,953
Recoveries of loans previously charged off:
Commercial real estate	53	57	98
One- to four-family real estate	58	188	17
Commercial business	361	557	324
Agricultural business, including secured by farmland	1	10	195
Consumer	168	119	112
	641	931	746
Loans charged off:
Commercial real estate	—	—	(347)
Construction and land	—	—	—
One- to four-family real estate	—	(13)	—
Commercial business	(892)	(3,301)	(137)
Agricultural business, including secured by farmland	(362)	—	—
Consumer	(410)	(364)	(507)
	(1,664)	(3,678)	(991)
Net charge-offs	(1,023)	(2,747)	(245)
Balance, end of period	$160,501	$157,323	$152,848
Net (charge-offs) recoveries / Average loans receivable	(0.009)%	(0.024)%	(0.002)%

ALLOCATION OF ALLOWANCE FOR CREDIT LOSSES – LOANS	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Jun 30, 2024
Commercial real estate	$41,036	$40,076	$40,830	$39,064
Multifamily real estate	9,918	10,109	10,308	8,253
Construction and land	34,124	32,042	29,038	31,597
One- to four-family real estate	20,917	20,752	20,807	20,906
Commercial business	38,591	38,665	38,611	38,835
Agricultural business, including secured by farmland	6,216	5,641	5,727	4,045
Consumer	9,699	10,038	10,200	10,148
Total allowance for credit losses – loans	$160,501	$157,323	$155,521	$152,848
Allowance for credit losses - loans / Total loans receivable	1.37%	1.38%	1.37%	1.37%
Allowance for credit losses - loans / Non-performing loans	373%	404%	421%	498%

CHANGE IN THE ALLOWANCE FOR CREDIT LOSSES - UNFUNDED LOAN COMMITMENTS	Quarters Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024
Balance, beginning of period	$12,162	$13,562	$13,597
Provision (recapture) for credit losses - unfunded loan commitments	588	(1,400)	430
Balance, end of period	$12,750	$12,162	$14,027

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

NON-PERFORMING ASSETS	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Jun 30, 2024
Loans on non-accrual status:
Secured by real estate:
Commercial	$10	$2,182	$2,186	$2,326
Construction and land	4,369	4,359	3,963	3,999
One- to four-family	15,480	10,448	10,016	8,184
Commercial business	6,647	6,425	7,067	8,694
Agricultural business, including secured by farmland	8,690	10,301	8,485	1,586
Consumer	4,802	4,874	4,835	3,380
	39,998	38,589	36,552	28,169
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
One- to four-family	2,896	9	369	1,861
Commercial business	—	206	—	—
Consumer	80	155	35	692
	2,976	370	404	2,553
Total non-performing loans	42,974	38,959	36,956	30,722
REO	6,801	3,468	2,367	2,564
Other repossessed assets	—	300	300	—
Total non-performing assets	$49,775	$42,727	$39,623	$33,286
Total non-performing assets to total assets	0.30%	0.26%	0.24%	0.21%

LOANS BY CREDIT RISK RATING	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Jun 30, 2024
Pass	$11,432,456	$11,207,852	$11,118,744	$10,971,850
Special Mention	68,372	33,133	43,451	50,027
Substandard	189,545	197,811	192,461	121,971
Total	$11,690,373	$11,438,796	$11,354,656	$11,143,848

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Jun 30, 2024	Prior Qtr	Prior Yr Qtr
Non-interest-bearing	$4,504,491	$4,571,598	$4,591,543	$4,537,803	(1)%	(1)%
Interest-bearing checking	2,534,900	2,431,279	2,393,864	2,208,742	4%	15%
Regular savings accounts	3,538,372	3,542,005	3,478,423	3,192,036	—%	11%
Money market accounts	1,471,756	1,544,333	1,550,896	1,615,549	(5)%	(9)%
Total interest-bearing transaction and savings accounts	7,545,028	7,517,617	7,423,183	7,016,327	—%	8%
Total core deposits	12,049,519	12,089,215	12,014,726	11,554,130	—%	4%
Interest-bearing certificates	1,477,772	1,504,050	1,499,672	1,525,133	(2)%	(3)%
Total deposits	$13,527,291	$13,593,265	$13,514,398	$13,079,263	—%	3%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Jun 30, 2025		Mar 31, 2025	Dec 31, 2024	Jun 30, 2024	Percentage Change
	Amount	Percentage	Amount	Amount	Amount	Prior Qtr	Prior Yr Qtr
Washington	$7,334,391	55%	$7,394,201	$7,441,413	$7,171,699	(1)%	2%
Oregon	3,029,712	22%	3,045,078	2,981,327	2,909,838	(1)%	4%
California	2,486,514	18%	2,463,012	2,392,573	2,331,793	1%	7%
Idaho	676,674	5%	690,974	699,085	665,933	(2)%	2%
Total deposits	$13,527,291	100%	$13,593,265	$13,514,398	$13,079,263	—%	3%

INCLUDED IN TOTAL DEPOSITS	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Jun 30, 2024
Public non-interest-bearing accounts	$151,484	$146,390	$165,667	$149,012
Public interest-bearing transaction & savings accounts	250,350	239,707	248,746	250,136
Public interest-bearing certificates	21,272	24,226	25,423	29,101
Total public deposits	$423,106	$410,323	$439,836	$428,249
Collateralized public deposits	$329,416	$313,445	$336,376	$326,524
Total brokered deposits	$49,977	$75,321	$50,346	$105,309

AVERAGE ACCOUNT BALANCE PER DEPOSIT ACCOUNT	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Jun 30, 2024
Number of deposit accounts	451,185	453,808	460,004	460,107
Average account balance per account	$30	$30	$30	$29

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ESTIMATED REGULATORY CAPITAL RATIOS AS OF JUNE 30, 2025	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,984,862	14.51%	$1,094,505	8.00%	$1,368,131	10.00%
Tier 1 capital to risk-weighted assets	1,813,814	13.26%	820,879	6.00%	820,879	6.00%
Tier 1 leverage capital to average assets	1,813,814	11.29%	642,519	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,727,314	12.63%	615,659	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,909,529	13.96%	1,094,267	8.00%	1,367,834	10.00%
Tier 1 capital to risk-weighted assets	1,738,518	12.71%	820,700	6.00%	1,094,267	8.00%
Tier 1 leverage capital to average assets	1,738,518	10.81%	643,174	4.00%	803,968	5.00%
Common equity tier 1 capital to risk-weighted assets	1,738,518	12.71%	615,525	4.50%	889,092	6.50%

These regulatory capital ratios are estimates, pending completion and filing of Banner’s regulatory reports.

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	Jun 30, 2025			Mar 31, 2025			Jun 30, 2024
	Average Balance	Interest and Dividends	Yield / Cost (3)	Average Balance	Interest and Dividends	Yield / Cost (3)	Average Balance	Interest and Dividends	Yield / Cost (3)
Interest-earning assets:
Held for sale loans	$29,936	$503	6.74%	$22,457	$357	6.45%	$11,665	$206	7.10%
Mortgage loans	9,565,357	143,909	6.03%	9,366,213	137,724	5.96%	9,006,857	129,230	5.77%
Commercial/agricultural loans	1,924,092	31,196	6.50%	1,907,212	30,752	6.54%	1,874,039	31,761	6.82%
Consumer and other loans	121,142	2,087	6.91%	121,492	2,092	6.98%	132,661	2,156	6.54%
Total loans (1)	11,640,527	177,695	6.12%	11,417,374	170,925	6.07%	11,025,222	163,353	5.96%
Mortgage-backed securities	2,496,972	15,576	2.50%	2,542,983	15,895	2.53%	2,672,187	16,850	2.54%
Other securities	893,062	9,561	4.29%	902,732	9,687	4.35%	958,809	11,181	4.69%
Interest-bearing deposits with banks	75,539	577	3.06%	65,758	484	2.99%	58,022	578	4.01%
FHLB stock	23,077	222	3.86%	12,804	149	4.72%	21,080	365	6.96%
Total investment securities	3,488,650	25,936	2.98%	3,524,277	26,215	3.02%	3,710,098	28,974	3.14%
Total interest-earning assets	15,129,177	203,631	5.40%	14,941,651	197,140	5.35%	14,735,320	192,327	5.25%
Non-interest-earning assets	994,003			1,006,497			926,411
Total assets	$16,123,180			$15,948,148			$15,661,731
Deposits:
Interest-bearing checking accounts	$2,465,015	9,462	1.54%	$2,381,106	8,537	1.45%	$2,156,214	7,621	1.42%
Savings accounts	3,493,965	18,837	2.16%	3,450,908	18,103	2.13%	3,147,522	17,200	2.20%
Money market accounts	1,492,229	7,729	2.08%	1,555,262	7,860	2.05%	1,659,327	9,124	2.21%
Certificates of deposit	1,489,611	13,288	3.58%	1,531,428	14,237	3.77%	1,503,597	14,905	3.99%
Total interest-bearing deposits	8,940,820	49,316	2.21%	8,918,704	48,737	2.22%	8,466,660	48,850	2.32%
Non-interest-bearing deposits	4,480,579	—	—%	4,526,596	—	—%	4,634,738	—	—%
Total deposits	13,421,399	49,316	1.47%	13,445,300	48,737	1.47%	13,101,398	48,850	1.50%
Other interest-bearing liabilities:
FHLB advances	296,671	3,370	4.56%	75,300	860	4.63%	259,549	3,621	5.61%
Other borrowings	122,227	675	2.22%	134,761	694	2.09%	175,518	1,160	2.66%
Junior subordinated debentures and subordinated notes	168,793	2,499	5.94%	169,678	2,494	5.96%	179,178	2,961	6.65%
Total borrowings	587,691	6,544	4.47%	379,739	4,048	4.32%	614,245	7,742	5.07%
Total funding liabilities	14,009,090	55,860	1.60%	13,825,039	52,785	1.55%	13,715,643	56,592	1.66%
Other non-interest-bearing liabilities (2)	274,407			324,031			294,794
Total liabilities	14,283,497			14,149,070			14,010,437
Shareholders’ equity	1,839,683			1,799,078			1,651,294
Total liabilities and shareholders’ equity	$16,123,180			$15,948,148			$15,661,731
Net interest income/rate spread (tax equivalent)		$147,771	3.80%		$144,355	3.80%		$135,735	3.59%
Net interest margin (tax equivalent)			3.92%			3.92%			3.70%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(3,372)			(3,272)			(3,189)
Net interest income and margin, as reported		$144,399	3.83%		$141,083	3.83%		$132,546	3.62%
Additional Key Financial Ratios:
Return on average assets			1.13%			1.15%			1.02%
Adjusted return on average assets (4)			1.16%			1.14%			1.04%
Return on average equity			9.92%			10.17%			9.69%
Adjusted return on average equity (4)			10.20%			10.12%			9.83%
Average equity/average assets			11.41%			11.28%			10.54%
Average interest-earning assets/average interest-bearing liabilities			158.78%			160.69%			162.27%
Average interest-earning assets/average funding liabilities			108.00%			108.08%			107.43%
Non-interest income/average assets			0.44%			0.49%			0.44%
Non-interest expense/average assets			2.52%			2.57%			2.52%
Efficiency ratio			62.50%			63.21%			65.53%
Adjusted efficiency ratio (4)			60.28%			62.18%			63.60%

(1)Average balances include loans accounted for on a nonaccrual basis and accruing loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $2.3 million for the quarter ended June 30, 2025 and $2.2 million for both the quarters ended March 31, 2025 and June 30, 2024. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.1 million for the quarter ended June 30, 2025 and $1.0 million for both the quarters ended March 31, 2025 and June 30, 2024.
(4)Represent non-GAAP financial measures. See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a reconciliation of non-GAAP financial measures.

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Six Months Ended
	Jun 30, 2025			Jun 30, 2024
	Average Balance	Interest and Dividends	Yield/Cost (3)	Average Balance	Interest and Dividends	Yield/Cost (3)
Interest-earning assets:
Held for sale loans	$26,217	$860	6.61%	$10,802	$373	6.94%
Mortgage loans	9,466,335	281,633	6.00%	8,949,709	254,514	5.72%
Commercial/agricultural loans	1,915,699	61,948	6.52%	1,852,067	62,608	6.80%
Consumer and other loans	121,316	4,179	6.95%	133,258	4,352	6.57%
Total loans (1)	11,529,567	348,620	6.10%	10,945,836	321,847	5.91%
Mortgage-backed securities	2,519,851	31,471	2.52%	2,700,413	33,926	2.53%
Other securities	897,870	19,248	4.32%	971,724	22,682	4.69%
Interest-bearing deposits with banks	70,675	1,061	3.03%	51,643	1,037	4.04%
FHLB stock	17,969	371	4.16%	20,077	574	5.75%
Total investment securities	3,506,365	52,151	3.00%	3,743,857	58,219	3.13%
Total interest-earning assets	15,035,932	400,771	5.38%	14,689,693	380,066	5.20%
Non-interest-earning assets	1,000,216			935,068
Total assets	$16,036,148			$15,624,761
Deposits:
Interest-bearing checking accounts	$2,423,292	17,999	1.50%	$2,130,228	14,337	1.35%
Savings accounts	3,472,556	36,940	2.15%	3,106,985	32,479	2.10%
Money market accounts	1,523,571	15,589	2.06%	1,666,743	17,512	2.11%
Certificates of deposit	1,510,404	27,525	3.67%	1,502,013	29,135	3.90%
Total interest-bearing deposits	8,929,823	98,053	2.21%	8,405,969	93,463	2.24%
Non-interest-bearing deposits	4,503,461	—	—%	4,673,330	—	—%
Total deposits	13,433,284	98,053	1.47%	13,079,299	93,463	1.44%
Other interest-bearing liabilities:
FHLB advances	186,597	4,230	4.57%	236,269	6,593	5.61%
Other borrowings	128,459	1,369	2.15%	178,105	2,335	2.64%
Junior subordinated debentures and subordinated notes	169,233	4,993	5.95%	180,379	5,930	6.61%
Total borrowings	484,289	10,592	4.41%	594,753	14,858	5.02%
Total funding liabilities	13,917,573	108,645	1.57%	13,674,052	108,321	1.59%
Other non-interest-bearing liabilities (2)	299,082			299,103
Total liabilities	14,216,655			13,973,155
Shareholders’ equity	1,819,493			1,651,606
Total liabilities and shareholders’ equity	$16,036,148			$15,624,761
Net interest income/rate spread (tax equivalent)		$292,126	3.81%		$271,745	3.61%
Net interest margin (tax equivalent)			3.92%			3.72%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(6,644)			(6,240)
Net interest income and margin, as reported		$285,482	3.83%		$265,505	3.63%
Additional Key Financial Ratios:
Return on average assets			1.14%			1.00%
Adjusted return on average assets (4)			1.15%			1.06%
Return on average equity			10.04%			9.42%
Adjusted return on average equity (4)			10.16%			10.03%
Average equity/average assets			11.35%			10.57%
Average interest-earning assets/average interest-bearing liabilities			159.72%			163.21%
Average interest-earning assets/average funding liabilities			108.04%			107.43%
Non-interest income/average assets			0.46%			0.37%
Non-interest expense/average assets			2.55%			2.52%
Efficiency ratio			62.85%			66.52%
Adjusted efficiency ratio (4)			61.22%			63.65%

(1)Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $4.6 million and $4.2 million for the six months ended June 30, 2025 and 2024, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $2.1 million for both the six months ended June 30, 2025 and 2024.
(4)Represent non-GAAP financial measures. See, “Additional Financial Information - Non-GAAP Financial Measures” on the final two pages of this press release for a reconciliation of non-GAAP financial measures.

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this earnings release contains certain non-GAAP financial measures. Tangible common shareholders’ equity per share and the ratio of tangible common equity to tangible assets, and references to adjusted revenue, adjusted earnings, the adjusted return on average assets, the adjusted return on average equity and the adjusted efficiency ratio represent non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers. However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP. Where applicable, comparable earnings information using GAAP financial measures is also presented. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended			Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Net interest income (GAAP)	$144,399	$141,083	$132,546	$285,482	$265,505
Non-interest income (GAAP)	17,751	19,108	17,199	36,859	28,790
Total revenue (GAAP)	162,150	160,191	149,745	322,341	294,295
Exclude: Net loss on sale of securities	3	—	562	3	5,465
Net change in valuation of financial instruments carried at fair value	(88)	(315)	190	(403)	1,182
Losses incurred on building and lease exits	919	—	—	919	—
Adjusted revenue (non-GAAP)	$162,984	$159,876	$150,497	$322,860	$300,942

ADJUSTED EARNINGS	Quarters Ended			Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Net income (GAAP)	$45,496	$45,135	$39,795	$90,631	$77,354
Exclude: Net loss on sale of securities	3	—	562	3	5,465
Net change in valuation of financial instruments carried at fair value	(88)	(315)	190	(403)	1,182
Building and lease exit costs	1,753	—	—	1,753	—
Related net tax (benefit) expense	(401)	76	(180)	(325)	(1,595)
Total adjusted earnings (non-GAAP)	$46,763	$44,896	$40,367	$91,659	$82,406

Diluted earnings per share (GAAP)	$1.31	$1.30	$1.15	$2.61	$2.24
Diluted adjusted earnings per share (non-GAAP)	$1.35	$1.29	$1.17	$2.64	$2.39
Return on average assets	1.13%	1.15%	1.02%	1.14%	1.00%
Adjusted return on average assets (1)	1.16%	1.14%	1.04%	1.15%	1.06%
Return on average equity	9.92%	10.17%	9.69%	10.04%	9.42%
Adjusted return on average equity (2)	10.20%	10.12%	9.83%	10.16%	10.03%

(1)Adjusted earnings (non-GAAP) divided by average assets.
(2)Adjusted earnings (non-GAAP) divided by average equity.

BANR - Second Quarter 2025 Results
July 16, 2025

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Non-interest expense (GAAP)	$101,348	$101,259	$98,128	$202,607	$195,769
Exclude: CDI amortization	(455)	(456)	(724)	(911)	(1,447)
State/municipal tax expense	(1,416)	(1,454)	(1,394)	(2,870)	(2,698)
REO operations	(392)	61	(297)	(331)	(77)
Building and lease exit costs	(834)	—	—	(834)	—
Adjusted non-interest expense (non-GAAP)	$98,251	$99,410	$95,713	$197,661	$191,547

Net interest income (GAAP)	$144,399	$141,083	$132,546	$285,482	$265,505
Non-interest income (GAAP)	17,751	19,108	17,199	36,859	28,790
Total revenue (GAAP)	162,150	160,191	149,745	322,341	294,295
Exclude: Net loss on sale of securities	3	—	562	3	5,465
Net change in valuation of financial instruments carried at fair value	(88)	(315)	190	(403)	1,182
Losses incurred on building and lease exits	919	—	—	919	—
Adjusted revenue (non-GAAP)	$162,984	$159,876	$150,497	$322,860	$300,942

Efficiency ratio (GAAP)	62.50%	63.21%	65.53%	62.85%	66.52%
Adjusted efficiency ratio (non-GAAP) (1)	60.28%	62.18%	63.60%	61.22%	63.65%

(1)Adjusted non-interest expense (non-GAAP) divided by adjusted revenue.

TANGIBLE COMMON SHAREHOLDERS’ EQUITY TO TANGIBLE ASSETS
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Jun 30, 2024
Shareholders’ equity (GAAP)	$1,865,664	$1,833,453	$1,774,326	$1,690,766
Exclude goodwill and other intangible assets, net	375,268	375,723	376,179	377,358
Tangible common shareholders’ equity (non-GAAP)	$1,490,396	$1,457,730	$1,398,147	$1,313,408

Total assets (GAAP)	$16,437,169	$16,170,812	$16,200,037	$15,816,194
Exclude goodwill and other intangible assets, net	375,268	375,723	376,179	377,358
Total tangible assets (non-GAAP)	$16,061,901	$15,795,089	$15,823,858	$15,438,836
Common shareholders’ equity to total assets (GAAP)	11.35%	11.34%	10.95%	10.69%
Tangible common shareholders’ equity to tangible assets (non-GAAP)	9.28%	9.23%	8.84%	8.51%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY PER SHARE
Shareholders’ equity (GAAP)	$1,865,664	$1,833,453	$1,774,326	$1,690,766
Tangible common shareholders’ equity (non-GAAP)	$1,490,396	$1,457,730	$1,398,147	$1,313,408
Common shares outstanding at end of period	34,583,994	34,489,972	34,459,832	34,455,752
Common shareholders’ equity (book value) per share (GAAP)	$53.95	$53.16	$51.49	$49.07
Tangible common shareholders’ equity (tangible book value) per share (non-GAAP)	$43.09	$42.27	$40.57	$38.12